Exhibit 4.3

Execution Version

First Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2024, among Six Flags Theme Parks Inc. (the “Issuer”), a Delaware corporation, Six Flags Entertainment Corporation, a Delaware corporation (formerly known as CopperSteel HoldCo, Inc., as successor to former Six Flags Entertainment Corporation (“SFEC”)) (“HoldCo”), the subsidiaries listed in Exhibit I hereto (collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), each a subsidiary of HoldCo, and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 22, 2020, by and among the Issuer, SFEC, as a Guarantor, the other Guarantors party thereto, the Trustee and the Notes Collateral Agent, providing for the issuance of 7.000% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 2, 2023, by and among SFEC, Cedar Fair, L.P. (“Cedar Fair”), Copper Merger Sub, LLC and HoldCo, each of SFEC and Cedar Fair has merged with and into HoldCo as of the date hereof, with HoldCo continuing as the surviving entity (the “Merger”);

WHEREAS, substantially concurrently with the consummation of the Merger, (i) HoldCo is assuming the obligations of SFEC as Parent and a Guarantor under the Indenture and (ii) each direct or indirect wholly-owned subsidiary of Cedar Fair, including the Guaranteeing Subsidiaries, is becoming a direct or indirect wholly-owned subsidiary of HoldCo;

WHEREAS, Section 5.01 of the Indenture provides that SFEC, in its capacity as Parent under the Indenture, may merge with or into another Person if, among other things, the Person surviving such merger assumes all of the obligations of SFEC pursuant to a supplemental indenture under the Notes and the Indenture and assumes all obligations of SFEC under the Security Documents;

WHEREAS, Section 4.15 of the Indenture provides that if any of Parent’s Domestic Subsidiaries that is not a Guarantor (other than an Excluded Subsidiary) guarantees or becomes otherwise obligated with respect to any Indebtedness for borrowed money under any Credit Facility of Parent in an aggregate principal amount in excess of $50.0 million, other than as may be permitted, then such Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture;

WHEREAS, each of the Guaranteeing Subsidiaries is an obligor under a Credit Facility of Parent and/or is required, pursuant to Section 4.15 of the Indenture, to unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, HoldCo, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS OF PARENT. HoldCo, as the Person surviving the consummation of the Merger, hereby agrees to assume all obligations of SFEC in its capacity as Parent under the Notes and the Indenture. Effective on the date hereof and pursuant to Section 5.02 of the Indenture, all provisions of the Indenture referring to “Parent” shall hereafter refer to HoldCo, and HoldCo may exercise every right and power previously held by SFEC under the Indenture with the same effect as if HoldCo had been named as Parent under the Indenture.

3. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary and HoldCo, in its capacity as Parent and successor to SFEC, hereby agrees to provide an unconditional Guarantee on the terms set forth in the Guarantee and in the Indenture, including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, owner, officer, employee, incorporator or stockholder of HoldCo, the Issuer or any Guaranteeing Subsidiary or any of their respective Affiliates, as such, shall have any liability for any obligations of HoldCo, the Issuer or any Guaranteeing Subsidiary or any of their respective Affiliates under the Notes, this Supplemental Indenture, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic image scan shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic image scan shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by HoldCo, the Issuer and the Guaranteeing Subsidiaries.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 1, 2024

SIX FLAGS ENTERTAINMENT CORPORATION (AS SUCCESSOR TO FORMER SIX FLAGS ENTERTAINMENT CORPORATION), as Parent

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2025]

SIX FLAGS THEME PARKS INC., as Issuer

By:	/s/ Gary Mick
Name: Gary Mick
Title: President and Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2025]

Guaranteeing Subsidiaries:

MAGNUM MANAGEMENT CORPORATION
MILLENNIUM OPERATIONS LLC
CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Executive Vice President and Chief Financial Officer

CANADA’S WONDERLAND COMPANY

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Secretary and Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2025]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Authorized Signatory

[Signature Page to First Supplemental Indenture to Senior Notes due 2025]

EXHIBIT I

CANADA’S WONDERLAND COMPANY
MAGNUM MANAGEMENT CORPORATION
MILLENNIUM OPERATIONS LLC
CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC,